SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      November 19, 1996

                      THE LOEWEN GROUP INC.
       (Exact Name of Registrant as Specified in Charter)


 British Columbia,          1-12163               98-0121376
       Canada          (Commission File       (IRS Employer
  (State or other          Number)         Identification No.)
  jurisdiction of
   incorporation)





4126 Norland Avenue, Burnaby, British Columbia,  CANADA   V5G 3S8
 (Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code   604-299-9321



                                              N/A
  (Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events

          On November 20, 1996, The Loewen Group Inc. ("TLGI"), Loewen Group International, Inc. ("Loewen") and Blackstone Capital Partners II Merchant Banking Fund L.P. and certain affiliates (together, "Blackstone") announced that the Rose Hills Company, a new company formed by them, had completed the acquisition of the Rose Hills cemetery, the largest in North America, and its related mortuary of Los Angeles (together, "Rose Hills") for US$240 million.

          TLGI will initially have a 20.5 percent common equity interest in the new company, with Blackstone holding the remainder. TLGI contributed US$95 million in cash and property and Blackstone and a management partnership ("MP") contributed US$35 million in cash to fund the equity of the transaction. The remainder of the funds was provided by bank debt syndicated by Goldman, Sachs & Co. and Bank of Nova Scotia and 9.5 percent senior subordinated notes issued by Rose Hills and syndicated by Smith Barney Inc.

          In connection with the acquisition, Blackstone and TLGI entered into a Put/Call Agreement, dated as of November 19, 1996 (the "Put/Call Agreement"). Pursuant to the Put/Call Agreement, (i) Loewen will have a call option excercisable from November 19, 2000 through November 18, 2002, to purchase all of Blackstone's and MP's equity in Rose Hills (the "Call Option") and (ii) Blackstone and MP will have a put option, exercisable from and after November 20, 2002 through November 20, 2004, to require Loewen to purchase their respective equity in Rose Hills (the "Put Option"). The exercise price of the Put and Call Options are dependent upon a formula for sharing the computed enterprise value of Rose Hills, calculated based primarily on multiples of earnings before interest, taxes, depreciation, and amortization for specified periods. TLGI has guaranteed Loewen's obligations under the Put/Call Agreement.

          The foregoing summary is qualified in its entirety to the description of the various components of the transactions set forth in the documents attached hereto as exhibits and incorporated by reference herein.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          Exhibit No.         Description

          Exhibit 99.1 Subscription Agreement, dated as of November 19, 1996, by and among Rose Hills Holdings Corp., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Rose Hills Offshore Capital Partners L.P., Blackstone Family Investment Partnership II

                                     2


                    L.P., Roses Delaware, Inc., The Loewen Group
                    Inc., Loewen Group International, Inc., and
                    RHI Management Direct, L.P.

          Exhibit 99.2 Put/Call Agreement, dated as of November 19, 1996 among Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Family Investment Partnership II L.P., Blackstone Rose Hills Offshore Capital Partners L.P., Loewen Group International Inc., Roses Delaware, Inc., The Loewen Group Inc. and RHI Management Direct L.P.

          Exhibit 99.3 Stockholders' Agreement, dated as of November 19, 1996, among Rose Hills Holdings Corp., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Rose Hills Offshore Capital Partners L.P., Blackstone Family Investment Partnership II L.P., Roses Delaware, Inc., Loewen Group International, Inc. and RHI Management Direct L.P.

                                    3


                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    December 23, 1996
                                   THE LOEWEN GROUP INC.



                                   By:  /s/ Peter S. Hyndman
                                   Name:     Peter S. Hyndman
                                   Title: Corporate Secretary


                                     4


                        INDEX TO EXHIBITS

Exhibit No. Description

99.1 Subscription Agreement, dated as of November 19, 1996, by and among Rose Hills Holdings Corp., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Rose Hills Offshore Capital Partners L.P., Blackstone Family Investment Partnership II L.P., Roses Delaware, Inc., The Loewen Group Inc., Loewen Group International, Inc., and RHI Management Direct, L.P.

99.2        Put/Call Agreement, dated as of November 19,
            1996 among Blackstone Capital Partners II
            Merchant Banking Fund L.P., Blackstone Family
            Investment Partnership II L.P., Blackstone Rose
            Hills Offshore Capital Partners L.P., Loewen
            Group International Inc., Roses Delaware, Inc.,
            The Loewen Group Inc. and RHI Management Direct
            L.P.

99.3        Stockholders' Agreement, dated as of November
            19, 1996, among Rose Hills Holdings Corp.,
            Blackstone Capital Partners II Merchant Banking
            Fund L.P., Blackstone Rose Hills Offshore
            Capital Partners L.P., Blackstone Family
            Investment Partnership II L.P., Roses Delaware,
            Inc., Loewen Group International, Inc. and RHI
            Management Direct L.P.